Exhibit 99.1

Cohu Reports First Quarter 2023 Results

●	Gross margin of 48.1%; non-GAAP gross margin of 48.2%

●	Received large order for SiC device test automation & inspection equipment

●	Expanding Philippines factory to support interface business growth plans

POWAY, Calif., May 4, 2023 -- Cohu, Inc. (NASDAQ: COHU), a global leader in semiconductor equipment and services, today reported fiscal 2023 first quarter net sales of $179.4 million and GAAP income of $15.7 million or $0.33 per share. Cohu also reported first quarter 2023 non-GAAP income of $26.9 million or $0.56 per share.

GAAP Results
(in millions, except per share amounts)	Q1 FY 2023	Q4 FY 2022	Q1 FY 2022

Net sales	$179.4	$191.1	$197.8
Net income	$15.7	$21.6	$21.6
Net income per share	$0.33	$0.45	$0.44

Non-GAAP Results
(in millions, except per share amounts)	Q1 FY 2023	Q4 FY 2022	Q1 FY 2022

Net income	$26.9	$33.5	$32.6
Net income per share	$0.56	$0.70	$0.66

Total cash and investments at the end of first quarter 2023 were $324.3 million and, after making a $35 million prepayment, our Term Loan B principal amount was $32.0 million. Cohu repurchased 99,682 shares of its common stock in the first quarter for an aggregate amount of approximately $3.5 million.

“First quarter profitability reflects our focus on continuing improvements in operational performance and a recurring business that delivered $334 million revenue over the last 12 months,” said Cohu President and CEO Luis Müller. “Going forward, we are aligning investments with major trends in industrial automation, autonomous vehicles, increased processing and sensing power. We are expanding our factory footprint in the Philippines to support future growth in recurring business; building a new business in software to optimize industrial productivity; developing new products to support compound semiconductor manufacturing; and actively targeting test and inspection design-wins in upstream processes at wafer- and die-level. These actions are in support of Cohu’s strategy to expand served addressable markets and deliver long-term growth.”

Cohu expects second quarter 2023 sales to be between $161 million and $173 million.

Conference Call Information:

The Company will host a live conference call and webcast with slides to discuss first quarter 2023 results at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on May 4, 2023. Interested parties may listen live via webcast on Cohu’s investor relations website at https://edge.media-server.com/mmc/p/f6cmpbex. To participate via telephone and join the call live, please register in advance at https://register.vevent.com/register/BI3667d1974b4b4694bd1bcef574d60195 to receive the dial-in number along with a unique PIN number that can be used to access the call.

About Cohu:

Cohu (NASDAQ: COHU) is a global technology leader supplying test, automation, inspection and metrology products and services to the semiconductor industry. Cohu’s differentiated and broad product portfolio enables optimized yield and productivity, accelerating customers’ manufacturing time-to-market. Additional information can be found at www.cohu.com.

Use of Non-GAAP Financial Information:

Included within this press release and accompanying materials are non-GAAP financial measures, including non-GAAP Gross Margin/Profit, Income and Income (adjusted earnings) per share, Operating Income, Operating Expense, effective tax rate, free cash flow and Adjusted EBITDA that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, the amortization of purchased intangible assets, manufacturing transition and severance costs, acquisition-related costs and associated professional fees, restructuring costs, inventory step-up, depreciation of purchase accounting adjustments to property, plant and equipment, employer payroll taxes related to accelerated vesting share-based awards, amortization of cloud-based software implementation costs (Adjusted EBITDA only) and loss on extinguishment of debt (Adjusted EBITDA only). Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. With respect to any forward-looking non-GAAP figures, we are unable to provide without unreasonable efforts, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures due to their inherent uncertainty.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management uses non-GAAP measures for a variety of reasons, including to make operational decisions, to determine executive compensation in part, to forecast future operational results, and for comparison to our annual operating plan. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements contained in this release and accompanying materials may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding continuing improvements in operational performance; aligning investments with major trends in industrial automation, autonomous vehicles, increased processing and sensing power; expanding our factory footprint in the Philippines; future growth in recurring; building a new business in software to optimize industrial productivity; developing new products to support compound semiconductor (SiC) manufacturing; targeting test and inspection design-wins in upstream processes at wafer- and die-level; other design wins; NY32W and cGator opportunities; strategy to expand served addressable markets and deliver long-term growth; growth into adjacent areas; resiliency of recurring business; expanding our software business including DI-Core; estimated test cell utilization; Cohu’s FY2023 outlook; % of incremental revenue expected to fall to operating income; Cohu’s second quarter 2023 sales forecast, guidance, sales mix, non-GAAP operating expenses, gross margin, operating income, adjusted EBITDA, effective tax rate, free cash flow, cap ex, cash and/or shares outstanding; estimated minimum cash needed; estimated EBITDA breakeven point; Cohu’s Mid-Term Financial Targets; any future Term Loan B principal reduction; the amount, timing or manner of any share repurchases; and any other statements that are predictive in nature and depend upon or refer to future events or conditions; and/or include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend;” and/or other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Any third-party industry analyst forecasts quoted are for reference only and Cohu does not adopt or affirm any such forecasts.

Actual results and future business conditions could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: cyclical COVID-19 pandemic impacts; new product investments and product enhancements which may not be commercially successful; inability to effectively manage multiple manufacturing sites in Asia and secure reliable and cost-effective raw materials; failure of sole source contract manufacturer; ongoing inflationary pressures on material and operational costs coupled with rising interest rates; economic recession; instability of financial institutions where we maintain cash deposits and potential loss of uninsured cash deposits; the semiconductor industry is seasonal, cyclical, volatile and unpredictable; the semiconductor equipment industry is intensely competitive; rapid technological changes and product introductions and transitions; a limited number of customers account for a substantial percentage of net sales; significant exports to foreign countries with economic and political instability and competition from a number of Asia-based manufacturers; loss of key personnel; reliance on foreign locations and geopolitical instability in such locations critical to Cohu and its customers; natural disasters, war and climate-related changes; increasingly restrictive trade and export regulations impacting our ability to sell products, specifically within China; significant goodwill and other intangibles as percentage of our total assets; risks associated with the MCT acquisition, such as integration and synergies, and other risks associated with additional potential acquisitions, investments and divestitures; levels of debt; financial or operating results that are below forecast or credit rating changes impacting our stock price or financing ability; law/regulatory and including tax law changes; significant volatility in our stock price; and the risk of cybersecurity breaches.

These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including our most recent Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106

COHU, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)
	April 1,	March 26,
	2023(2)	2022

Net sales	$179,371	$197,757
Cost and expenses:
Cost of sales (excluding amortization)	93,153	106,601
Research and development	22,510	23,106
Selling, general and administrative	34,189	31,246
Amortization of purchased intangible assets	8,754	8,535
Restructuring charges	888	576
	159,494	170,064
Income from operations	19,877	27,693
Other (expense) income:
Interest expense	(1,128)	(981)
Interest income	2,718	111
Foreign transaction gain (loss)	(440)	1,144
Loss on extinguishment of debt	(369)	(104)
Income from operations before taxes	20,658	27,863
Income tax provision	4,973	6,294
Net income	$15,685	$21,569

Income per share:
Basic:	$0.33	$0.44
Diluted:	$0.33	$0.44

Weighted average shares used in computing income per share:
Basic	47,343	48,778
Diluted	48,171	49,569

(1)	The three- month periods ended April 1, 2023 and March 26, 2022 were both comprised of 13 weeks.
(2)	On January 30, 2023 the Company completed the acquisition of MCT Worldwide, LLC (“MCT”) and the results of its operations have been included since that date.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)
	April 1,	December 31,
	2023	2022
Assets:
Current assets:
Cash and investments (1)	$324,295	$385,576
Accounts receivable	176,257	176,148
Inventories	176,189	170,141
Other current assets	32,755	32,986
Total current assets	709,496	764,851
Property, plant & equipment, net	67,208	65,011
Goodwill	223,552	213,539
Intangible assets, net	143,946	140,104
Operating lease right of use assets	21,718	22,804
Other assets	21,679	21,105
Total assets	$1,187,599	$1,227,414

Liabilities & Stockholders’ Equity:
Current liabilities:
Short-term borrowings	$1,883	$1,907
Current installments of long-term debt	4,538	4,404
Deferred profit	5,738	8,022
Other current liabilities	132,869	146,539
Total current liabilities	145,028	160,872
Long-term debt	37,719	72,664
Non-current operating lease liabilities	18,017	19,209
Other noncurrent liabilities	48,056	45,828
Cohu stockholders’ equity	938,779	928,841
Total liabilities & stockholders’ equity	$1,187,599	$1,227,414

(1)	The decrease in cash and investments was driven by cash used to acquire MCT and prepay amounts outstanding on the Term Loan B during the quarter ended April 1, 2023.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)
	Three Months Ended
	April 1,	December 31,	March 26,
	2023	2022	2022
Income from operations - GAAP basis (a)	$19,877	$27,243	$27,693
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	180	168	145
Research and development (R&D)	866	767	752
Selling, general and administrative (SG&A)	2,868	2,888	2,525
	3,914	3,823	3,422
Amortization of purchased intangible assets (c)	8,754	8,103	8,535
Restructuring charges related to inventory adjustments in COS (d)	(28)	(35)	(175)
Restructuring charges (d)	888	5	576
Manufacturing and sales transition costs included in (e):
COS	18	(13)	-
R&D	-	(7)	-
SG&A	253	1,723	-
	271	1,703	-
Inventory step-up included in COS (f)	124	-	-
Acquisition costs included in SG&A (g)	385	72	-
Depreciation of PP&E Step-up included in SG&A (h)	9	-	-
Payroll taxes related to accelerated vesting of share-based awards included in SG&A (i)	-	-	132
Income from operations - non-GAAP basis (j)	$34,194	$40,914	$40,183

Net income - GAAP basis	$15,685	$21,628	$21,569
Non-GAAP adjustments (as scheduled above)	14,317	13,671	12,490
Tax effect of non-GAAP adjustments (k)	(3,057)	(1,761)	(1,483)
Net income - non-GAAP basis	$26,945	$33,538	$32,576

GAAP net income per share - diluted	$0.33	$0.45	$0.44

Non-GAAP net income per share - diluted (l)	$0.56	$0.70	$0.66

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre- and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra and the acquisition of MCT. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Acquisition costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Employer payroll taxes related to accelerated severance stock-based compensation are dependent on the Company's stock price and the timing and size of the vesting of their restricted stock, over which management has limited to no control, and as such management does not believe it correlates to the company's operation of the business. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	11.1%, 14.3% and 14.0% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of MCT and Xcerra.
(e)	To eliminate the manufacturing transition and severance costs.
(f)	To eliminate amortization of inventory step up charges related to MCT acquisition.
(g)	To eliminate professional fees and other direct incremental expenses incurred related to acquisitions.
(h)	To eliminate depreciation of PP&E step up charges related to MCT acquisition.
(i)	To eliminate the impact of employer payroll taxes associated with the acceleration of Pascal Rondé share-based awards under the terms of his separation agreement.
(j)	19.1%, 21.4% and 20.3% of net sales, respectively.
(k)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(l)	All periods presented were computed using the number of GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands)
	Three Months Ended
	April 1,	December 31,	March 26,
	2023	2022	2022

Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$86,218	$93,151	$91,156
Non-GAAP adjustments to cost of sales (as scheduled above)	294	120	(30)
Gross profit - Non-GAAP basis	$86,512	$93,271	$91,126

As a percentage of net sales:
GAAP gross profit	48.1%	48.7%	46.1%
Non-GAAP gross profit	48.2%	48.8%	46.1%

Adjusted EBITDA Reconciliation
Net income - GAAP Basis	$15,685	$21,628	$21,569
Income tax provision	4,973	4,483	6,294
Interest expense	1,128	1,249	981
Interest income	(2,718)	(2,461)	(111)
Amortization of purchased intangible assets	8,754	8,103	8,535
Depreciation	3,337	3,268	3,132
Amortization of cloud-based software implementation costs (2)	700	626	478
Loss on extinguishment of debt	369	-	104
Other non-GAAP adjustments (as scheduled above)	5,554	5,568	3,955
Adjusted EBITDA	$37,782	$42,464	$44,937

As a percentage of net sales:
Net income - GAAP Basis	8.7%	11.3%	10.9%
Adjusted EBITDA	21.1%	22.2%	22.7%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$66,341	$65,908	$63,463
Non-GAAP adjustments to operating expenses (as scheduled above)	(14,023)	(13,551)	(12,520)
Operating Expenses - Non-GAAP basis	$52,318	$52,357	$50,943

(1)	Excludes amortization of $6,891, $6,350 and $6,696 for the three months ending April 01, 2023, December 31, 2022 and March 26, 2022, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.